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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Combined Financial and Operating Data" and to the use of our reports dated April 7, 1999, in the Registration Statement on Form S-1 and related prospectus of Williams Communications Group, Inc. for the registration of its senior notes due 2009.

                                                  /s/ ERNST & YOUNG LLP
                                            ------------------------------------
                                                     ERNST & YOUNG LLP

Tulsa, Oklahoma
April 23, 1999